Exhibit 10.34

RESOLUTION PERFORMANCE PRODUCTS, INC.

RESTRICTED UNIT PLAN

(As Amended and Restated May 31, 2005)

-i-

WHEREAS, Resolution Performance Products, Inc., a Delaware corporation (the “Company”), maintains this Restricted Unit Plan (the “Plan”) in which Marvin O. Schlanger (the “Participant”) is the sole participant;

WHEREAS, in light of certain changes to the tax laws applicable to nonqualified deferred compensation arrangements such as the Plan as set forth in Section 409A of the Internal Revenue Code and any regulations or other guidance promulgated thereunder (“Section 409A”), the Company and the Participant desire to amend the Plan so that it complies with the requirements of Section 409A;

WHEREAS, this amended and restated version of the Plan is intended by the Company and the Participant to so comply with Section 409A; and

WHEREAS, the Company is authorized under Article VIII of the Plan to amend the Plan, provided that the Company may not amend Article VI of the Plan to adversely affect the Participant’s rights under such Article VI without the Participant’s consent;

NOW, THEREFORE, the Company and the Participant hereby agree that the Plan be, and it hereby is, amended and restated as set forth herein, effective as of May 31, 2005 (the “Effective Date”).

ARTICLE I

DEFINITIONS

“Board” means the Board of Directors of the Company.

“Change in Control Event” shall mean any of the following:

(a) Approval by stockholders of the Company (or, if no stockholder approval is required, by the Board alone) of the complete dissolution or liquidation of the Company, other than in the context of a Business Combination that does not constitute a Change in Control Event under paragraph (c) below;

(b) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this paragraph (b), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate or a successor, (D) any acquisition by any entity pursuant to a Business Combination, (E) any acquisition by a Person described in and satisfying the conditions of Rule 13d-1(b) promulgated under the

Exchange Act, or (F) any acquisition by a Person who is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities on the Effective Date (or an affiliate, heir, descendant, or related party of or to such Person); or

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company (a “Subsidiary”), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), and (2) no Person (excluding any individual or entity described in clauses (C), (E) or (F) of paragraph (b) above) beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination.

Notwithstanding the foregoing definition, in no event will (i) a Public Offering, (ii) any transaction or series of transactions that occurs prior to a Public Offering, or (iii) any transaction that would not constitute a permissible distribution event under Section 409A(a)(2)(A) of the Code be considered a Change in Control Event.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Board, if the Board is administering the Plan, or the Compensation Committee appointed from time to time by the Board acting within its delegated authority.

“Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Company” means Resolution Performance Products Inc., a Delaware corporation, or any successor in interest thereto.

“Dividend Equivalent” shall mean the amount of cash dividends or other cash distributions paid by the Company on that number of shares of Common Stock equal to the number of Restricted Stock Units credited to the Participant’s Restricted Unit Account as of the

applicable record date for the dividend or other distribution, which amount shall be paid in cash to the Participant as provided in Section 3.3.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement, dated as of the date hereof, among the Company and the holders party thereto, as it is amended, supplemented or restated from time to time.

“Key Employee” means a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code.

“Participant” means Marvin O. Schlanger.

“Plan” means the Company’s Restricted Unit Plan as set forth herein and as it is amended, supplemented or restated from time to time.

“Public Offering” means an initial public offering of the securities of the Company or any Parent (or any successor in interest to the Company or a Parent) that is registered under the United States Securities Act of 1933, as amended.

“Restricted Stock Unit” means a unit credited the Participant’s Restricted Unit Account pursuant to Article III. A Restricted Stock Unit is a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment pursuant to Article V) solely for purposes of this Plan.

“Restricted Unit Account” means the bookkeeping account established and maintained by the Committee for the Participant pursuant to Article III.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

“Section 409A” means Section 409A of the Code and any regulations or other guidance promulgated thereunder.

“Severance Date” means the last day that the Participant is employed by or providing services (as a director or consultant) to the Company or any affiliate of the Company.

“Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Committee in its sole discretion.

ARTICLE II

SHARES SUBJECT TO THE PLAN

The Board has authorized the Plan which contemplates the issuance of shares of Common Stock pursuant to the Plan. The shares of Common Stock issued pursuant to the Plan may, in the discretion of the Board, be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.

ARTICLE III

RESTRICTED UNIT ACCOUNT

3.1	Restricted Unit Account.

The Company shall establish and maintain a Restricted Unit Account for the Participant. As of the Effective Date, the Restricted Unit Account has been credited with 18,148.32 Restricted Stock Units, which units are subject to adjustment as provided in Article V.

3.2	Account Credits And Debits.

All amounts credited to the Participant’s Restricted Unit Account shall at all times prior to the dates specified in Article VI be the sole and absolute property of the Company. The Restricted Unit Account shall be debited to the extent of any distributions made pursuant to Article VI.

3.3	Dividend Equivalents.

On or as soon as administratively practicable after the date (if any) on which the Company pays a dividend on its Common Stock, the Company shall make a lump sum cash payment to the Participant in the amount of the Dividend Equivalents representing cash dividends paid on that number of shares equal to the aggregate number of Restricted Stock Units credited to the Participant’s Restricted Unit Account at the start of business on the relevant dividend record date.

ARTICLE IV

VESTING

The rights of the Participant with respect to the Restricted Stock Units awarded hereunder shall be fully vested and nonforfeitable at all times. To the extent provided in Article VI, the Participant shall become entitled to receive certificates for shares of Common Stock corresponding to such Restricted Stock Units credited to the Participant’s Restricted Unit Account on the applicable date identified in Article VI.

ARTICLE V

ADJUSTMENTS

Upon the occurrence of a liquidation, dissolution, Change in Control Event, merger, consolidation or other combination or reorganization, or a recapitalization, reclassification, extraordinary dividend or other distribution (including a split up or a spin off of the Company or any significant Subsidiary), or a sale or other distribution of substantially all of the assets of the Company, the Committee shall make adjustments as it deems appropriate in the number and kind of securities or other consideration that may become payable with respect to the Restricted Stock Units credited under this Plan.

ARTICLE VI

DISTRIBUTIONS

6.1	Distribution of Shares.

Except as otherwise provided herein, as soon as practicable after the earliest to occur of (A) the date of the Participant’s death, (B) the Participant’s Severance Date (subject to Section 6.2), (C) the consummation of a Change in Control Event, or (D) January 1, 2009, the Company shall issue to the Participant certificates for shares of Common Stock corresponding to the number of Restricted Stock Units credited to the Participant’s Restricted Unit Account as of the applicable distribution date.1 Fractional Restricted Stock Units may be settled in cash.

6.2	Special Rule for Key Employees.

Notwithstanding anything to the contrary in this Article VI, if the Participant is a Key Employee of the Company at a time when a distribution would otherwise be made under this Plan on account of the Participant’s Severance Date, such distribution shall not be made before the date that is six (6) months after the Participant’s Severance Date (or, if earlier, the date of death of the Participant).

6.3	Distribution for Unforeseeable Emergencies.

The Participant may request a distribution of Restricted Stock Units credited to his Restricted Unit Account for an Unforeseeable Emergency. Such distribution for an Unforeseeable Emergency shall be subject to approval by the Committee and may be made only to the extent necessary to satisfy such emergency (plus taxes reasonably anticipated as a result of the distribution) after taking into account the extent to which the hardship is or may be relieved (1) through reimbursement or compensation by insurance or otherwise or (2) by liquidation of

[1]	In connection with the combination of the Company and Hexion Specialty Chemicals, Inc., a New Jersey corporation (“Hexion”), as of April 22, 2005, the Plan has been assumed by Hexion, and the Restricted Stock Units are payable in shares of Hexion common stock, the number of such shares to be determined in accordance with the ratio established during such combination for the exchange of shares of the Company’s common stock for shares of Hexion common stock.

the Participant’s assets, to the extent the liquidation of such assets would not itself cause a severe financial hardship.

ARTICLE VII

ADMINISTRATION

7.1	Committee.

The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Committee.

7.2	Rules For Administration.

Subject to the limitations of the Plan, the Committee may from time to time establish rules and procedures for the administration and interpretation of the Plan and the transaction of its business as the Committee may deem necessary or appropriate. The determination of the Committee as to any disputed question shall be conclusive.

7.3	Committee Action.

Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of such majority, expressed from time to time by a vote at a meeting (a) in person, (b) by telephone or other means by which all members may hear one another or (c) in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

7.4	Delegation.

The Committee may authorize one or more of its members to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

7.5	Services.

The Committee may employ or retain agents to perform such clerical, accounting and other services as the Committee may require in carrying out the provisions of the Plan.

ARTICLE VIII

AMENDMENT AND TERMINATION

The Company, by action of the Board or the Committee, may at any time or from time to time modify or amend any or all of the provisions of the Plan or may at any time terminate the Plan provided that the Company may not amend Article VI to adversely affect the Participant’s rights under such Article VI without the Participant’s consent.

ARTICLE IX

GENERAL PROVISIONS

9.1	Limitation Of Rights.

The Participant shall not have any right to any payment or benefit hereunder except to the extent provided in the Plan.

9.2	Employment Rights.

The employment rights of the Participant shall not be enlarged, guaranteed or affected by reason of any of the provisions of the Plan.

9.3	Assignment, Pledge Or Encumbrance.

The rights of the Participant under the Plan shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of other than (A) by will or (B) by the laws of descent or distribution, provided that the rights of any transferee of the Participant shall not be greater than the rights of the Participant hereunder. The foregoing restriction shall be in addition to any restrictions imposed by applicable law on the Participant’s ability to dispose of Restricted Stock Units awarded under the Plan.

9.4	Investor Rights Agreement.

The rights of the Participant upon a distribution of shares of Common Stock pursuant to this Plan shall be governed by the Investor Rights Agreement. The Participant hereby agrees to become a party to the Investor Rights Agreement upon such distribution.

9.5	Binding Provisions.

The provisions of this Plan shall be binding upon the Participant and upon the Company, and their respective heirs, executors, administrators, and assigns.

9.6	Governing Law.

The validity and interpretation of the Plan and of any of its provisions shall be construed under the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

9.7	Pronouns.

The masculine pronoun shall be deemed to include the feminine wherever it appears in the Plan unless a different meaning is required by the context.

9.8	Withholding.

The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state or local income or other taxes incurred by reason of operation of the Plan, including but not limited to at any time requiring the Participant to submit payment to the Company for such taxes, or withholding such taxes from any payments due to the Participant from the Company.

9.9	Construction.

The Plan shall be construed and interpreted to comply with Section 409A. The Company reserves the right to amend the Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of the Plan in light of Section 409A and any regulations or other guidance promulgated thereunder.

IN WITNESS WHEREOF, the Company and the Participant hereby adopt this amended and restated version of the Plan as of the Effective Date set forth above.

RESOLUTION PERFORMANCE PRODUCTS, INC.

By:

Its:

“PARTICIPANT”

Marvin O. Schlanger